             ARTICLES OF INCORPORATION OF
                              THE INTERNATIONAL MOUNT COMPANY LTD.



                                           Document is copied.



                                                   Ontario Corporation Number
                                             Numero de la compagnie en Ontario
                                                            1040071


    For Ministry Use Only
A l'usage exclusif du ministere




        [LOGO]  Ministry of                Ministere de
                Consumer and               la Consommation
        Ontario Commercial Relations       et du Commerce
        CERTIFICATE                        CERTIFICAT
        This is to certify that these      Ceci certifie que les presents
        articles are effective on          statuts entrent en vigueur le

        AUGUST 5                           AOUT, 1993
        ------------------------------------------------------------------

                                 /s/ [illegible]
                               Director/Directeur
           Business Corporations Act/Loi sur les societes par actions


   Form 1
  Business
Corporations
    Act

  Formule
  numero 1
 Loi sur les
 compagnies



                           ARTICLES OF INCORPORATION
                              STATUS CONSTITUTIFS


1. The name of the corporation is:        Denomination sociale de la compagnie:

THE INTERNATIONAL MOUNT COMPANY LTD.

2. The address of the registered office is:       Adresse du siege social:

123 Thornway Aveenue
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   (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
     (Rue et numero ou numero de la R.R. et s'il s'egit edifice a bureaux, numero de bureau)


Thornhill, Ontario                                             L3T 4A2
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           (Name of Municipality or Post Office)     (Postal code/Code postale)
      (Nom de la municipalite ou du bureau de poste)

City of Vaughan                  in the     Regional Municipality of York
------------------------------- dans le/la --------------------------------
(Name of municipality, Geographical Township)(County,district,Regional Municipality)
(Nom de la municipalito, du canton)          (Comte,district,municipalite
regionale)


3. Number (or minimum and maximum) of    Nombre (ou nombres minimal et maximal)
   directors is:                          d'administrateurs:

   MINIMUM of one (1) and a MAXIMUM of fifteen (15) directors.



4. The first director(s) is/are:          Premier(s) administrateur(s):



                                          Address for service, giving Street &
No.
or R.R. No.,         Resident Canadian State
   First Name, initials and surname       Municipality and Postal Code
                                  Yes or No
   Prenom, initiales et nom de famille    Domecile elu, y compris la rue et la
numero, le numero        Resident Canadien
                                          de la R.R., ou le nom de la
municipalite
et la code postale   Oui/Non
--------------------------------------   -------------------------------------
----
-----------------   --------------------------


Stuart Turk                               123 Thornway Avenue
                           YES
                                          Thornhill, Ontario L3T 4A2






   Form 1
  Business
Corporations
    Act

  Formule
  numero 1
 Loi sur les
 compagnies



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5. Restrictions, if any, on business    Limites, s'il y a lieu, imposees aux
   the corporation may carry on or      activites commerciales ou aux pouvoirs
   powers the corporation may           de la compagnie.
   exercise.

None







6. The classes and any maximum          Categories et nombre maximal, s'il y a
   number of shares that the            lieu, d'actions que la compagnie est
   corporation is authorized to         autorisee a emettre:
   issue:


The Corporation is authorized to issue an unlimited number of shares designated as common shares.

   Form 1
  Business
Corporations
    Act

  Formule
  numero 1
 Loi sur les
 compagnies



7. Rights, privileges, restrictions     Droits, privileges, restrictions et
   and conditions (if any) attaching    conditions, s'il y a lieu, rattaches a
   to each class of shares and          chaque categorie d'actions et pouvoirs
   directors authority with respect     des administrateurs relatifs a chaque
   to any class of shares which may     categorie d'actions qui peut etre emise
   be issued in series:                 en serie:

The common shares shall have attached thereto, as a class, the following rights ,privileges, restrictions and conditions:

(i) The holders of the common shares shall be entitled to receive such dividends as the directors may from time to time declare;
(ii) The holders of the common shares shall be entitled to receive the remaining property of the corporation upon the dissolution of the Corporation;
(iii)The holders of the common shares shall be entitled to receive notice of and attend all meetings of shareholders, and each common share shall confer the right to one vote in person or by proxy at all such meetings of shareholders of the Corporation.

   Form 1
  Business
Corporations
    Act

  Formule
  numero 1
 Loi sur les
 compagnies



8. The issue, transfer or ownership    L'emission, le transfert ou la propriete
   of shares is/is not restricted      d'actions est/n'est pas restreinte. Les
   and the restrictions (if any) are   restrictions, s'il ya lieu, sont les
   as follows:                         suivantes:


No shares or shares of the Corporation shall be transferred without:

a) The previous consent of the holders of more than fifty per cent (50%) of issued shares of the Corporation having voting rights expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of such shares; or


b) The previous consent of the directors of the Corporation expressed by a resolution passed by the directors of the corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by all of the directors.

   Form 1
  Business
Corporations
    Act

  Formule
  numero 1
 Loi sur les
 compagnies




9. Other provisions, (if any, are):     Autres dispositions, s'il ya lieu:

(a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation, and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment and have continued, after termination of that employment, to be shareholders of the Corporation, is limited to mot more than fifty (50),two
    (2) or more persons who are the joint registered owners of one (1) or more persons share being counted as one (1) shareholder;

(b) Any invitation to the public to subscribe for securities of the Corporation is prohibited;

(c) The directors may, without authorization of the shareholders:

(i) borrow money on the credit of the Corporation;

(ii) issue, re-issue, sell or pledge debt obligations of the Corporation;

(iii) subject to the provisions of the Business Corporations Act (Ontario) as amended or re-enacted form time to time, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation; and

(v) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

   Form 1
  Business
Corporations
    Act

  Formule
  numero 1
 Loi sur les
 compagnies



10. The names and addresses of the      Full address for service or address of
    incorporators are                   registered office of business giving
    Nom et adresse des fondateurs      Street & No. or R.R. No., municipality
    First name, initials and last      and postal code
    name or corporate name             Domecile elu, adresse du siege social ou
    Prenom, initiale ou nom de         adresse de l'establissement principal, y
    famille ou denomination sociale    compris la rue et la numero, le numero
                                       de la R.R., le nom de la municipalite et le code postal


Stuart Turk                             123 Thornway Avenue
                                        Thornhill, Ontario L3T 4A2










These articles are signed in            Les presents statuts sont signes en
duplicate.                              double exemplaire.



             Signatures of incorporators/Signatures des fondeteurs


/s/ Stuart Turk
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Stuart Turk

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